Exhibit 99.3

PRELIMINARY PROXY MATERIAL-SUBJECT TO COMPLETION

WHITE PROXY

DIVERSIFIED HEALTHCARE TRUST

DIVERSIFIED HEALTHCARE TRUST
C/O FIRST COAST RESULTS, INC/INDEPENDENT TABULATOR
PO BOX 3672
PONTE VEDRA BEACH, FL 32004-9911

SCAN TO VIEW MATERIALS & VOTE

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on August 8, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to submit your voting instructions.

AUTHORIZE YOUR PROXY BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on August 8, 2023. Have your proxy card in hand when you call and then follow the instructions.

If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern Time, on the day before the reconvened meeting.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Diversified Healthcare Trust, c/o First Coast Results, Inc/Independent Tabulator, PO Box 3672, Ponte Vedra Beach, FL 32004-9911.

VOTE BY VIRTUALLY ATTENDING THE MEETING
During the Meeting - Go to **www.virtualshareholdermeeting.com/DHC2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions provided on the website.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19506-TBD KEEP THIS PORTION FOR YOUR RECORDS

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DIVERSIFIED HEALTHCARE TRUST

The Board of Trustees Recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. Proposal 1 - The DHC Merger Proposal: To approve the merger (the "Merger"), of DHC with and into Office Properties Income Trust ("OPI"), with OPI as the surviving entity in the Merger, pursuant to the terms and subject to the conditions of the agreement and plan of merger, dated as of April 11, 2023, as it may be amended from time to time, by and among OPI and DHC (the "DHC Merger Proposal").	☐	☐	☐
2. Proposal 2 - The DHC Adjournment Proposal: To approve the adjournment of the DHC special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the DHC Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the "DHC Adjournment Proposal").	☐	☐	☐

THIS WHITE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V19507-TBD Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders The Notice and Proxy Statement/Prospectus is available at www.proxyvote.com 1. Approval of the DHC Merger Proposal; and 2. Approval of the DHC Adjournment Proposal. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. DIVERSIFIED HEALTHCARE TRUST SPECIAL MEETING OF SHAREHOLDERS August 9, 2023, 11:00 a.m., Eastern Time This white proxy is solicited on behalf of the Board of Trustees of Diversified Healthcare Trust. The undersigned shareholder of the Company hereby appoints Jennifer B. Clark and Adam D. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2023 Special Meeting of Shareholders of the Company to be held virtually via the Internet at www.virtualshareholdermeeting.com/DHC2023SM, on August 9, 2023, at 11:00 a.m., Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the joint proxy statement/ prospectus, which includes the Notice of 2023 Special Meeting of Shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS WHITE PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR PROPOSALS 1 AND 2. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for instructions on how to authorize a proxy. White Proxy